EXHIBIT 10.5


                              Fleet Owner Agreement

         This fleet owner agreement, being on this ______ day of May, 2003 by and between XRG, Inc. a Florida corporation with its main headquarters located at 5301 Cypress Street, Tampa, FL 33607, a common and contract Carrier of general commodities operating by the authority of the Federal Highway Administration (FHA) and applicable Public Utility Commission(s) hereinafter referred to as "Carrier" and J. Bently Companies, Inc., hereafter referred to as "Fleet owner". In the event of any default of subject of terms of the agreement, Fleet owner shall be liable, responsible and accountable to Carrier as a result of said default.

                                   I. Premises
                                   -----------

         Whereas Carrier agrees to hire Fleet owner as their representative at his principal office located at Sweetwater, TN to be identified as FLEET OWNER NUMBER 100, or whatever fleet owner designation at a later date and to solicit commodities Carrier is authorized to haul on interstate by the authority of the FHA and on intrastate by the authority of the applicable Public Utility Commission and to direct the transportation of shipments on a commission basis on behalf of Carrier to points and places Carrier is authorized to serve by the FHA or applicable Public Utility Commission.

         Whereas, Fleet owner agrees to represent Carrier as Fleet owner Manager and to solicit commodities Carrier is authorized to haul by authority of the FHA or applicable Public Utility Commission on shipments on behalf of Carrier as set forth above for the consideration here-in-after stated.

         Now, it is therefore mutually agreed between the parties hereto as follows:

         This agreement is one of the representations of transportation services only. Fleet owner has no authority to speak on behalf of the Carrier to any outside media or to any regulatory agency of a State, Federal Government, to legal councils, or any other professional or consulting service. Fleet owner has no authority to represent Carrier or enter into any contractual agreements or legal proceedings without prior consent from the president of the carrier.

         Any cost incurred to Carrier as a result of deviation from this policy will be charged back to the Fleet owner. Carrier will not be responsible for any expenses incurred for the operation of the fleet owner's premises, i.e. telephones, rents, utilities, taxes, employee expenses, or any other expenses incidental to the operation of the fleet owner's premises.


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                            II. Terms and Conditions
                            ------------------------

A.       Responsibility of Carrier

     (1) Carrier agrees to assign a series of freight bills/Delivery receipt forms to be used on all outbound shipments billed by this commodities division. Carrier also agrees to assign all necessary legal documentation and paperwork required to properly represent Carrier on interstate and intrastate shipments, including but not limited to: certificates of insurance, copies of all operating authorities, equipment leases, door signs, driver and vehicle applications, maintenance and inspection reports, and a copy of carrier's applicable rate schedules or published tariff of rates and charges on file with the FHA or the applicable Public Utilities Commission.

     (2) Carrier agrees to pay on direct and interline haul, excluding accessorial charges on commodities shipments hauled Fleet owner equipment

     (3) Carrier agrees to allow a maximum of 67% of the gross freight revenue as compensation to vehicles under permanent lease agreement with Carrier and a maximum of 67% of the gross freight revenue as compensation to vehicles under a trip lease with Carrier which are under the direction of Fleet owner or assigned to this commodities division. The maximum allowable percentage will include all related charges and costs that pertain to each shipment. Insurance handling charges are not to be considered a part of the transportation charges or freight revenues.

     (4) Carrier agrees to a minimum lease payment to the fleet owner equal to the real costs incurred in the operation of the equipment. These costs shall include the following:

          i) Driver pay, payroll taxes, worker compensation, and other benefit costs already in place
          ii)  Fuel costs net of fuel surcharges
          iii) Equipment lease payments or finance payments to third party financers
          iv) Repairs and maintenance costs related the equipment under lease to the Carrier
          v)   Plates and permits on equipment leased to Carrier
          vi)  Physical damage insurance on equipment leased to Carrier

     (5) Carrier agrees to present to Fleet owner a weekly summary of account standings and a weekly report itemizing all shipments received for that process week in addition to an account of compensation due.

NOTE: Revenue collected by Carrier for driver assistance in loading or unloading; fuel surcharges; truck ordered not used, detention of drivers and/or vehicle storage, and special hauling permits will paid entirely to the Fleet owner.

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B.  Responsibility of Fleet owner

         (1) Fleet owner agrees to submit to corporate office all legal documentation and properly prepared paperwork pertaining to each shipment as required by all regulatory commissions including but not limited to the Federal Highway Administration, U.S. Department of Transportation and will assure Carrier that all drivers whose services are enlisted by Fleet owner are in compliance with all Federal Motor Carrier Safety Regulations as set forth in title 49 code of Federal Regulations, Parts 40, 325, 382, 383, 385, 386, 387, 390-397, and 399. (Carrier has provided Copy of which to Fleet owner) Fleet owner also agrees to submit all documentation necessary for Carrier to secure payment from shippers on a timely basis. Fleet owner agrees to report daily activity concerning dispatch and checks issued for payments authorized by Fleet owner. Fleet owners found to be in violation of any part of this provision will be responsible for all costs and fines incurred upon Carrier by any regulatory commission. Non-compliance with this provision shall result in an assessment of $200.00 per occurrence toward Fleet owner.

         (2) Fleet owner agrees and understands that carrier funds may be issued only in payment of transportation services for operation advances to drivers and final settlements to the Fleet owner.

         (3) Fleet owner agrees to be responsible for all monies on company checks that are stolen or lost and cashed before notifying Carrier of loss of checks. Fleet owner also agrees and understands that he/she is responsible for all checks cashed by fraudulent, deceptive misrepresentation of company business.

         (4) Fleet owner agrees to be responsible for insurance deductible on cargo losses that cannot be re-cooperated from their negligent operators.

         (5) Fleet owner agrees to be responsible for the protection of freight bills, Company checks, permits, stickers, fuel decals and any other company documents in their possession.

         (6) Fleet owner agrees to allow Carrier complete control over the dispatch and utilization of the equipment under lease to the Carrier.

                              III. Indemnification
                              --------------------

         (1) Fleet owner shall indemnify and save harmless Carrier from any and all claims, loss or damage of any kind whatsoever, including direct, indirect, incidental or consequential damages, along with costs including reasonable attorney's fees connected therewith, brought by any person or persons arising out of, directly or indirectly, fleet owner's negligent or unlawful transportation of property or for any other negligent or unlawful performance in connection with this agreement.


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                              IV. Term of Contract
                              --------------------

         The term of this agreement shall be for two (2) years, commencing as of the date first written above, and shall be automatically renewed from year to year thereafter until such time as the agreement is terminated wholly or in part by either Fleet owner or Carrier upon thirty (30) days prior written notice at any time to the other party.

                                   V. Default
                                   ----------

         In the event that either party shall fail to perform any covenant or condition required under this agreement to be preformed by that party, and such default in performance shall have continued for a period of (7) consecutive days after notice thereof given by the non-defaulting party, then the non-defaulting party may declare the other party in default. Upon declaration of default, the non-defaulting party may elect to treat this agreement as immediately terminated.

                       VI. Modifications and Effectiveness
                       -----------------------------------

         It is agreed that there are no oral representations, agreements or understandings affecting this agreement and that any future representations, agreements, understandings or waivers to be binding upon the parties hereto, must be reduced to writing by way of either addendum to or revisions thereof to the original agreement.

         Either party's failure strictly to enforce any provision of this agreement shall not be construed as a waiver thereof excusing the other party from performance.

         IN WITNESS WHEREOF, Carrier and Fleet owner do hereby sign this agreement on the above date first written which shall be the effective date.

Fleet owner:                                    Carrier:
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